THE SECURITIES REPRESENTED HEREBY AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                               CELSION CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK

                             Void after June 1, 2007


         1.  Warrant to Purchase Common Stock.      Serial Number:
             --------------------------------

             1.1 Warrant to Purchase Shares. This warrant (this "Initial Warrant") certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, __________________ (the "Warrant Holder") is entitled, effective as of June 1, 2002 (the "Issue Date"), subject to the terms and conditions of this Initial Warrant, to purchase from Celsion Corporation, a Delaware corporation (the "Company"), up to a total of ________________ (__________) shares of the Common Stock of the Company, par value One Cent ($0.01) per share (each, a "Warrant Share" and, collectively, the "Warrant Shares"), at a purchase price (the "Exercise Price") of Sixty-Five Cents ($0.65) per Warrant Share, at any time prior to 5:00 p.m. prevailing Eastern time on June 1, 2007 (the "Expiration Date"). The Warrant (as defined below) must be exercised, if at all, in whole or in part, any time on or before the Expiration Date, subject to earlier redemption by the Company as provided herein. Unless the context otherwise requires, the term "Shares" shall mean and include the Common Stock of the Company and other securities and property at any time receivable or issuable upon exercise of this Initial Warrant or any Additional Warrant issued pursuant hereto. The term "Warrant" as used herein, shall include this Initial Warrant, any Additional Warrants (as defined below) issued pursuant hereto, and any warrants delivered in substitution or exchange therefor as provided herein.

             1.2  Contingent Issuance of Warrants to Purchase Additional Shares.
                  --------------------------------------------------------------
                  (a) In the event that the high sales price for the Common Stock as reported on the American Stock Exchange or other national market and/or over-the-counter market, as then constitutes the primary exchange on or through which the Common Stock then is traded, has not exceeded $0.65 per share (subject to adjustment for stock splits, stock dividends, recapitalizations, and the like) for any period of at least ten (10) consecutive trading days commencing on or after the Issue Date and ending on the 90th calendar day following such Issue Date (or, if such 90th day is not a trading day, ending on the next succeeding business day) (the "First Measurement Date"), then immediately subsequent to such First Measurement Date the Company shall issue to the Warrant Holder an additional Warrant (an "Additional Warrant") providing for the purchase of that number of Warrant Shares equal to one-half (1/2) of the number of Warrant Shares originally subject to this Warrant.

                  (b) In the event that the Company is required to issue an Additional Warrant in accordance with subsection (a) above and the high sales price for the Common Stock as reported on the American Stock Exchange or other national market and/or over-the-counter market, as then constitutes the primary exchange on or through which the Common Stock then is traded, has not exceeded $0.65 per share (subject to adjustment for stock splits, stock dividends, recapitalizations, and the like) for any period of at least ten (10) consecutive trading days commencing on or after the First Measurement Date and ending on the 180th calendar day following the Issue Date (or, if such 180th day is not a trading day, ending on the next succeeding business day) (the "Second Measurement Date"), then immediately subsequent to such Second Measurement Date the Company shall issue to the Warrant Holder an Additional Warrant providing for the purchase of that number of Warrant Shares equal to two-thirds (2/3) of the number of Warrant Shares originally subject to this Warrant.

                  (c) In the event that the Company is required to issue Additional Warrants in accordance with subsection (a) and subsection (b) above and the high sales price for the Common Stock as reported on the American Stock Exchange or other national market and/or over-the-counter market, as then constitutes the primary exchange on or through which the Common Stock then is traded, has not exceeded $0.65 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) for any period of at least ten (10) consecutive trading days commencing on or after the Second Measurement Date and ending on the 270th calendar day following the Issue Date (or, if such 270th day is not a trading day, ending on the next succeeding business day) (the "Third Measurement Date"), then immediately subsequent to such Third Measurement Date the Company shall issue to the Warrant Holder an Additional Warrant providing for the purchase of that number of Warrant Shares equal to five-sixths (5/6) of the number of Warrant Shares originally subject to this Warrant.

                  (d) Any  Additional  Warrant(s)  issued  as  provided  in this
Section 1.2 shall be identical, as to terms, to this Initial Warrant and shall differ only in the number of Shares covered thereby and in that Additional Warrants shall not provide for the issuance of Additional Warrants.

             1.3 Adjustment of Exercise Price and Number of Shares. The number and character of the Warrant Shares and the Exercise Price therefor, are subject to adjustment upon occurrence of the following events:

                  (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, and the like. The Exercise Price of this Warrant and the number of Shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

                  (b) Adjustment for Capital Reorganization, Consolidation, Merger. If any reorganization of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, then in each such case the Warrant Holder, upon the exercise of the Warrant at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1.3; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         2.  Manner of Exercise.
             ------------------

             2.1 Warrant Exercise Agreement. This Warrant may be exercised, in whole or in part, on any business day on or prior to the Expiration Date, subject to earlier redemption by the Company as provided herein. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company: (a) a duly executed exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Warrant Exercise Agreement"); and (b) payment in full of the Exercise Price for the number of Warrant Shares to be purchased upon exercise hereof (the "Aggregate Exercise Price"). If someone other than the Warrant Holder exercises this Warrant, then such person must submit to the Company each of the items set forth in clauses (a) and (b) of the foregoing sentence and, in addition, must submit (c) documentation acceptable to the Company that such person has the right to exercise this Warrant and (d) if applicable, a spousal consent in the form attached hereto as Exhibit B. Upon a partial exercise, this Warrant shall be surrendered, and a new warrant of the same tenor for purchase of the number of remaining Warrant Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised as of the close of business on the date of its surrender or, if such date is not a business day, then as of the close of business on the next succeeding business day, for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such deemed exercise date.

             2.2 Limitations on Exercise. This Warrant may not be exercised as to fewer than One Hundred (100) Warrant Shares, unless it is exercised as to all Warrant Shares as to which this Warrant is then exercisable and in no event may this Warrant be issued other than for a whole number of Warrant Shares.

             2.3 Payment. The Warrant Exercise Agreement shall be accompanied by full payment of the Aggregate Exercise Price for the Warrant Shares being purchased, in cash, by certified or cashier's check, wire transfer or other immediately available funds.

             2.4 Tax Withholding. Prior to the issuance of the Warrant Shares upon exercise of this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

             2.5 Issuance of Shares. Provided that the Warrant Exercise Agreement, any other documentation required hereby and payment as required hereby have been received by the Company as provided above, the Company shall issue the Warrant Shares (adjusted as provided herein) purchased pursuant to such exercise, registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee or the Warrant Holder's legal representative, and shall deliver one or more certificates representing the Warrant Shares as the Warrant Holder reasonably may request with the appropriate legends affixed thereto.

         3. Registration Rights. The Warrant Shares will have the registration rights as provided for in Section 4 of the Subscription Agreement entered into between the Company and the Warrant Holder in connection with the issuance and purchase of this Warrant (the "Subscription Agreement").

         4. Redemption. The Company, at its sole discretion, may, at any time and from time to time after September 3, 2002, redeem and cancel all or any part of the Warrant then outstanding upon the payment of consideration consisting of One Cent ($0.01) for each Warrant Share subject to this Warrant redeemed and cancelled; provided, however, that any such redemptions and cancellations may be made by the Company only upon thirty (30) calendar days' prior written notice (the "Redemption Date" being the close of business on the 30th day following the date the notice is deemed to be given to the Warrant Holder pursuant to Section 9 hereof) and only if the closing sales price for a share of the Company's Common Stock as reported on the American Stock Exchange or other national market and/or over-the-counter market, as then constitutes the primary exchange on or through which the Common Stock then is traded, has been equal to or greater than Two Dollars ($2.00) for any period of at least ten (10) consecutive trading days commencing on or after the Issue Date; and provided, further, that any Warrant Holder subject to such redemption and cancellation may exercise such Warrant at any time prior to the expiration of the thirty (30)-day notice period; and provided further that the Company's right to redeem and cancel the Warrant shall be suspended in the event the shelf registration statement required under
Section 4 of the Subscription Agreement is subject to a stop order or is otherwise not in effect or if the Warrant Holder is advised under Section 4(c) of the Subscription Agreement that the prospectus included in such shelf registration statement contains a material misstatement or omission during any portion of the thirty (30)-day notice period, with such suspension to terminate and the Company's right to redeem and cancel to be reinstated on the date following the date on which (i) a registration statement covering the Warrant Shares is effective and not subject to any stop order and (ii) the Company has delivered to the Warrant Holder a prospectus covering the Warrant Shares of such Warrant Holder under Section 4(c) of the Subscription Agreement. The notice period shall then be extended for a period equal to the number of days during the notice period during which registration was not effective or the prospectus was not available or contained a material misstatement or omission. If less than all of the outstanding Warrants are redeemed and cancelled, Warrants shall be redeemed and cancelled on a pro rata basis.

         5. Compliance with Laws and Regulations. The issuance, transfer and exercise of this Warrant and the issuance and transfer of the Warrant Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

         6. Transfer and Exchange. This Warrant and the rights hereunder may not be transferred in whole or in part without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company or its agent maintained for such purpose at the principal office of the Company or its agent, by the Warrant Holder in person or by its duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants of like tenor with respect to the portion of the Warrant not so transferred. Each taker and holder of this Warrant or any portion hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof, including the registration provisions contained in Section 4 of the Subscription Agreement, (and as a condition to any transfer of this Warrant the transferee shall execute an agreement confirming the same), and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company or its agent, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

         7. Privileges of Stock Ownership. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         8. Entire Agreement. The Warrant Exercise Agreement is incorporated herein by reference. This Warrant, the Warrant Exercise Agreement, and the Subscription Agreement for the purposes and to the extent set forth herein, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

             9. Notices. Any notice required to be given or delivered to the Company under the terms of this Warrant shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or at such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered: upon personal delivery; five (5) calendar days after deposit in the United States mail by certified or registered mail (return receipt requested) with postage thereon prepaid; one (1) business day after deposit for next business day delivery with any return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier with confirmation of transmission thereof.

         10. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and assigns.

         11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland as such laws are applied to agreements between Maryland residents entered into and to be performed entirely within Maryland.

         12. Acceptance. The Warrant Holder has read and understands the terms and provisions of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Warrant Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

         13. Amendment. This Warrant may be modified only by a written instrument signed by or on behalf of the Company and the Warrant Holder.

         14. Captions and Headings. Captions to and headings of the various provisions hereof are solely for the convenience of the parties, are not a part of this agreement, and shall not be used for the interpretation of or determination of the validity of this Agreement or any term or provision hereof.


                            [Execution Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its Chief Financial Officer as of June 1, 2002.

                                      CELSION CORPORATION



                                      Signed:
                                             -----------------------------------

                                      Printed: ANTHONY  P. DEASEY
                                              ----------------------------------

                                      Title:   Executive Vice President-Finance
                                               and Administration,
                                               Chief Financial Officer

                                      Address:
                                      10220-I Old Columbia Road
                                      Columbia, Maryland 21046-1785

ATTEST:

[Corporate Seal]


_____________________________
John Mon
Corporate Secretary

                                 WARRANT HOLDER

                                 Print Name:____________________________________


                                 Signed:
                                        ________________________________________

                                 Title:_________________________________________

                                 Address:

                                 _______________________________________________

                                 _______________________________________________

                                 _______________________________________________

                                                                 Execution Copy

                                    EXHIBIT A

                               CELSION CORPORATION
                           WARRANT EXERCISE AGREEMENT


CELSION CORPORATION
10220-I Old Columbia Road
Columbia, Maryland 21046-1785
Attention: Chief Financial Officer

         The Warrant Holder hereby elects to purchase the number of Warrant Shares (as defined in that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference), and provides the information set forth below in connection with such purchase (please print):

Warrant Holder:_________________________________________________________________

Social Security or Tax I.D. No.:________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Warrant Date:___________________________________________________________________

Date of Exercise:_______________________________________________________________

Exercise Price Per Shares:______________________________________________________

Number of Shares Subject to Exercise and Purchase:______________________________

Total Exercise Price:___________________________________________________________

Exact Name of in which Shares are to be Issued:_________________________________

________________________________________________________________________________

The Warrant Holder hereby delivers to the Company the Aggregate Exercise Price in cash, by certified or cashier's check, wire transfer or other immediately available funds, in the aggregate amount of $_______, receipt of which is acknowledged by the Company.

         Tax Consequences. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE EXERCISE OF THIS WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY TAXING AUTHORITY OF ANY STATE, LOCAL OR OTHER JURISDICTION. THE WARRANT HOLDER UNDERSTANDS THAT HE, SHE OR IT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE WARRANT OR THE UNDERLYING WARRANT SHARES (EACH, AS DEFINED IN THE WARRANT). THE WARRANT HOLDER REPRESENTS THAT HE, SHE OR IT HAS CONSULTED WITH A TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE WARRANT OR THE UNDERLYING WARRANT SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.


                             __________________________________________
                                      Name of Warrant Holder

                             __________________________________________
                                    Signature of Warrant Holder

                             __________________________________________
                                           Printed Name

                             __________________________________________
                                              Title

                                    EXHIBIT B

                                 SPOUSAL CONSENT


         The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "Agreement"). In consideration of the Company's granting the Warrant Holder the right to purchase the Warrant Shares as set forth in the Agreement, the undersigned hereby agrees to be bound irrevocably by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as his or her attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.



Date:____________________________
                                          Warrant Holder's Spouse

                                          Address:______________________________

                                          ______________________________________

                                          ______________________________________